Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Gambling.com Group Limited
St. Helier, Channel Island of Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 23, 2023, relating to the consolidated financial statements of Gambling.com Group Limited, appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO LLP

BDO LLP
London, United Kingdom
May 18, 2023